As filed with the Securities and Exchange Commission on April 6, 2000
Registration No. 333-34072

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-4/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3661 Primary Standard Industrial Classification Code Number	59-2937938 I.R.S. Employer Identification No.

2150 Whitfield Industrial Way
Sarasota, Florida 34243
(941) 753-5000

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Ewen R. Cameron
President and Chief Executive Officer
Teltronics, Inc.
2150 Whitfield Industrial Way
Sarasota, Florida 34243
(941) 753-5000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
John N. Blair, Esq. Michael E. Storck, Esq. Christopher D. Porter, Esq. Blair & Roach 2645 Sheridan Drive Tonawanda, New York 14150 (716) 834-9181	Brian D. Wenger, Esq. Brett D. Anderson, Esq. David H. Mason, Esq. Briggs & Morgan, P.A. 2400 IDS Center Minneapolis, Minnesota 55402 (612) 334-8400

____________________________________________

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INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 - INDEMNIFICATION OF DIRECTORS AND OFFICERS OF REGISTRANT

          The Delaware General Corporation Law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action which they had no reasonable cause to believe was unlawful. Pursuant to Delaware law, Teltronics in its Bylaws and Certificate of Incorporation has adopted b ication and liability limiting provisions regarding its officers, directors and employees, including the limitation of liability for certain violations of the duty of care. Accordingly, under certain circumstances the stockholders of Teltronics will have more limited recourse against those individuals than would be the case in the absence of such provisions.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Teltronics and Telident have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)     EXHIBITS
2.1	Telident's Plan of Liquidation and Dissolution (a)
2.2	Agreement of Sale between Teltronics and Telident, dated December 31, 1999 (b)
2.3	Amendment to Agreement of Sale between Teltronics and Telident dated February 16, 2000 (b)
3.1	Teltronics' Restated Certificate of Incorporation (c)
3.2	Teltronics' Bylaws, as amended (d)
4.1	Paragraph "Fourth" of Teltronics' Restated Certificate of Incorporation dated August 12, 1996 (e)
5.1	Opinion of Blair & Roach regarding Legality of Securities Registered (e)
21.1	List of Teltronics' Subsidiaries (e)
23.1	Consent of Blair & Roach (contained in the opinion of Blair & Roach filed as Exhibit No. 5.1 to this Registration Statement on Form S-4) (e)
23.2	Consent of Ernst & Young LLP (e)
23.3	Consent of Deloitte & Touche LLP (e)

__________________________
(a)	Included as an Appendix A to the Joint Proxy Statement-Prospectus contained in this Registration Statement on Form S-4.
(b)	Included as Appendix B to the Joint Proxy Statement-Prospectus contained in this Registration Statement on Form S-4.
(c)	Filed as Exhibit 3.1 to Teltronics' Definitive Proxy Statement filed June 24, 1996.
(d)	Filed as Exhibit 3.2 to Teltronics' Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, filed April 2, 1997.
(e)	Filed as an Exhibit to this Registration Statement on Form S-4.

(b)     FINANCIAL STATEMENT SCHEDULES

Not Applicable

II-1

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, State of Florida, on this 6th day of April, 2000.

TELTRONICS, INC.

/s/ Ewen R. Cameron Ewen R. Cameron President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: April 6, 2000	/s/ Ewen R. Cameron Ewen R. Cameron, Director, President, and Chief Executive Officer (Principal Executive Officer)

Dated: April 6, 2000	/s/ Mark E. Scott Mark E. Scott, Vice-President of Finance, Secretary, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: April 6, 2000	/s/ Norman R. Dobiesz Norman R. Dobiesz, Director

Dated: April 6, 2000	/s/ Gregory G. Barr Gregory G. Barr, Director

Dated: April 6, 2000	/s/ Carl S. Levine Carl S. Levine, Director